EXHIBIT 23 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fairfield Communities, Inc. of our report dated February 8, 1995, included in the 1994 Annual Report to Shareholders of Fairfield Communities, Inc.

Our audit also  included   the  financial  statement   schedule  of   Fairfield
Communities, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-55841) pertaining to the First Amended and Restated 1992 Warrant Plan of our report dated February 8, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraphs with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Fairfield Communities, Inc.

                                             ERNST & YOUNG LLP


   Little Rock, Arkansas
   February 28, 1995